UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.   )

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☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Copies to:

Bruce A. Toth, Esq. Winston & Strawn LLP 35 W. Wacker Drive Chicago, IL 60601-9703 (312) 558-5723	Keith E. Gottfried, Esq. Morgan, Lewis & Bockius LLP 1111 Pennsylvania Avenue, N.W. Washington, DC 20004 (202) 739-5947

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Superior Industries International, Inc., a California corporation (“Superior” or the “Company”), is filing definitive additional materials contained in this Schedule 14A with the U.S. Securities and Exchange Commission (“SEC”) in connection with its solicitation of proxies from its shareholders in connection with its 2015 Annual Meeting of Shareholders The Westin Hotel, 1500 Town Center, Southfield, Michigan 48075 on Tuesday, May 5, 2015, at 9:30 a.m. Eastern Time, and at any and all adjournments, postponements or reschedulings thereof (the “2015 Annual Meeting”). In connection with its 2015 Annual Meeting, Superior has filed a revised definitive proxy statement and a definitive form of WHITE proxy card with the SEC on March 27, 2015.

Letter to Shareholders Dated April 7, 2015

Attached hereto is a letter dated April 7, 2015 that Superior is mailing to shareholders in which Superior comments on the proxy contest by GAMCO Asset Management Inc. (“GAMCO”) with respect to the 2015 Annual Meeting. As previously disclosed, GAMCO Asset Management Inc. has indicated that it intends to conduct a proxy contest and seek the election at the 2015 Annual Meeting of three candidates to the Superior Board of Directors (the “Superior Board”) to replace three highly qualified, and extremely valuable members of the Superior Board who have been unanimously recommended by the Superior Board for re-election. Superior strongly urges shareholders to vote only the WHITE proxy card and discard any blue proxy card they may receive from GAMCO.

Additional Information and Where To Find It

Superior, its directors and certain of its executive officers are deemed to be participants in the solicitation of proxies from Superior shareholders in connection with the matters to be considered at Superior’s 2015 Annual Meeting. On March 27, 2015, Superior filed a revised definitive proxy statement (as it may be amended from time to time, the “Proxy Statement”) and definitive form of WHITE proxy card with the SEC in connection with such solicitation of proxies from Superior’s shareholders. INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT, THE ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED BY SUPERIOR WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Additional information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the Proxy Statement, including the appendices thereto. Shareholders can obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by Superior with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of our corporate website at www.supind.com, by writing to Superior's Corporate Secretary at 24800 Denso Drive, Suite 225, Southfield, Michigan 48033, by calling Superior at (248) 352-3700, or by contacting Superior's proxy solicitor, MacKenzie Partners, Inc., toll free at 1-800-322-2885.

YOUR VOTE IS IMPORTANT
VOTE THE ENCLOSED WHITE PROXY CARD TODAY!

April 7, 2015

Dear Fellow Shareholder:

The Board of Directors of Superior Industries International, Inc. urges all shareholders to sign and return the enclosed WHITE proxy card TODAY and vote FOR ALL your Board’s highly qualified and very experienced nominees—Margaret S. Dano, Jack A. Hockema, Paul J. Humphries, James S. McElya, Timothy C. McQuay, Donald J. Stebbins and Francisco S. Uranga—standing for election at the Annual Meeting of Shareholders to be held on May 5, 2015. You may also vote by phone or Internet by following the instructions on the enclosed WHITE proxy card. If you previously signed a blue proxy card sent to you by GAMCO Asset Management Inc., you can revoke that proxy and vote for your Board’s recommended nominees by voting a new WHITE proxy card. Only your latest-dated proxy will count.

Despite having its director candidates rejected by shareholders for the last two years, including last year by a significant margin, GAMCO has again proposed an alternative slate of director candidates (including Walter M. Schenker who was nominated by GAMCO and rejected by shareholders in each of the last two years and Philip T. Blazek who was nominated by GAMCO and rejected by shareholders last year).

Unlike in the past two years, this year GAMCO has decided to target specific members of your Board to replace with its proposed nominees and, on April 2, 2015, GAMCO disclosed for the first time that it would be targeting the following highly qualified and extremely valued members of your Board—Paul J. Humphries, Timothy C. McQuay and Francisco S. Uranga.

GAMCO IS SEEKING TO REPLACE THREE HIGHLY QUALIFIED AND EXTREMELY VALUABLE MEMBERS OF YOUR BOARD WHO HAVE INSIGHTS, EXPERIENCES AND COMPETENCIES THAT ARE CENTRAL TO SUPERIOR’S STRATEGIC PRIORITIES

As your Board seeks to transform Superior, the largest manufacturer of aluminum wheels for passenger cars and light duty vehicles in North America, into a stronger, more efficient global competitor, it has committed itself to a number of important strategic priorities. These strategic priorities include the following:

•

transitioning wheel production from less efficient manufacturing facilities, including the facility we recently closed in Rogers, Arkansas, to more cost-efficient, lower-cost facilities such as our newly launched facility in Chihuahua, Mexico which opened in the fourth quarter of 2014 on-time and on- budget;

•	investing to further enhance the efficiency of our production and other processes, reduce lead times, reduce waste, lower production costs and improve our global competitiveness;

•	enhancing the efficiency and competitiveness of our supply chain so we can better serve our customers;

•	streamlining our organizational culture and ensuring that our work force is efficient and cost-effective;

•	evaluating opportunities for disciplined growth and value creation including strategic acquisitions, joint ventures and partnerships around the world;

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•	leveraging our knowledge of the automobile industry, our customer relationships and our manufacturing capabilities and experience to develop new global opportunities;

•	ensuring that we have access to the equity and credit markets as necessary or appropriate to fund our disciplined growth strategy;

•

pursuing a balanced approach to capital allocation that enables us to judiciously balance the need to make strategic investments in a capital intensive and cyclical business with the need to periodically return capital to shareholders through cash dividends and stock repurchases; and

•

building on the strong brand and automotive industry reputation, and our culture of product innovation and technology, that was established by Louis and Steven Borick over a period of more than fifty years.

The three current members of your Board—Paul J. Humphries, Timothy C. McQuay and Francisco S. Uranga—who GAMCO is seeking to replace with its nominees are individuals who bring to your Board perspectives, insights, experiences and competencies that are central to Superior’s strategic priorities and its efforts to transform itself into a stronger, more efficient global competitor. Consider the following with regard to the three highly qualified and extremely valued members of your Board that GAMCO is seeking to replace with its nominees:

•

Paul J. Humphries is the President of High Reliability Solutions, a business group at publicly-traded Flextronics International Ltd., a $26 billion, Fortune Global 500, end-to-end supply chain solutions company based in Singapore that serves the automotive, medical, defense and aerospace industries worldwide. As the President of this Flextronics division, Mr. Humphries has responsibility for a global enterprise that, in its most recently completed fiscal year, had revenues in excess of $3 billion. Previously, Mr. Humphries served as Flextronic’s executive vice president of human resources. In that capacity, he led Flextronics’ global human resources organization, an extremely significant role given that Flextronics has a global workforce of 200,000 and operations in over 30 countries. Mr. Humphries is one of the newest independent directors to join your Board having been first elected to your Board at Superior’s 2014 Annual Meeting.

o	As we seek to leverage our knowledge of the automobile industry, our customer relationships and our manufacturing capabilities and experience to develop new global opportunities, enhance the efficiency of our supply chain so we can speed up product launches, quickly enter new markets and reduce overall capital allocation in the supply chain, and streamline our organizational culture and ensure that our work force is efficient and cost-effective, your Board believes that Mr. Humphries’ extensive senior executive experience in overseeing a global multi-billion dollar business that serves the automotive industry, together with the substantial expertise that he has developed at a multinational public company in the areas of global operations, supply chain management and human resources, will be central to our ability to pursue these strategic priorities.

•	Timothy C. McQuay is a Managing Director, Investment Banking, with Noble Financial Capital Markets, an investment banking firm, and has more than 33 years of experience in the investment banking and financial services industries where he has advised clients on, among other matters, mergers and acquisitions, strategic alternatives, corporate finance, capital markets transactions, capital structure and capital allocation.

o	Mr. McQuay has extensive experience serving on the board of directors of public companies, including experience in key board leadership positions such as non-executive Chairman and Audit Committee Chair. When Mr. McQuay was first considered for membership on your Board in 2011, of particular relevance to your Board’s Nominating and Governance Committee was Mr. McQuay’s experience serving for more than a decade as a member of the Board of Directors at publicly-held Keystone Automotive Industries, Inc., a leading distributor of aftermarket collision replacement parts produced by independent manufacturers for automobiles and light trucks.

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o

Since joining your Board in 2011, Mr. McQuay, along with your Board’s Chairwoman, Margaret S. Dano, and Mr. Uranga, has played a pivotal role in the enhancement of your Board’s composition and in the recruitment of the four seasoned executives who have been added to your Board over the past 18 months; the executive search process that resulted in the recruitment and hiring of our new President and CEO, Donald J. Stebbins, the successful management transition that has occurred in the 11 months since Mr. Stebbins was named President and CEO, and in the adoption by your Board of a shareholder-friendly corporate governance structure. In addition, as a member of your Board’s Compensation Committee, Mr. McQuay has been a strong advocate for Superior’s transition to a pay-for-performance approach to executive compensation. Further, as the Chairman of your Board’s Audit Committee and as our Audit Committee’s “financial expert,” Mr. McQuay has provided strong and engaged leadership in ensuring that your Board’s Audit Committee fulfills its statutorily-required role of providing oversight of Superior’s financial reporting and disclosures, regulatory compliance and enterprise risk management.

o

As we seek to opportunistically pursue strategic acquisitions and joint ventures around the world, ensure that we have access to the equity and credit markets as necessary or appropriate to fund our disciplined growth strategy, and pursue a balanced approach to capital allocation that enables us to judiciously balance the need to make strategic investments in a capital intensive and cyclical business with the need to periodically return capital to shareholders through cash dividends and stock repurchases, Mr. McQuay’s valuable insight and expertise with respect to mergers and acquisitions, strategic alternatives, corporate finance, capital markets transactions, capital structure and capital allocation will be central to our ability to pursue these strategic priorities.

•	Francisco S. Uranga is the Corporate Vice President and Chief Business Operations Officer for Latin America at Taiwan-based Foxconn Electronics, Inc., the largest electronic manufacturing services company in the world. Previously, Mr. Uranga served as Secretary of Industrial Development for the state government of Chihuahua, Mexico and earlier was Deputy Chief of Staff and then Chief of Staff for Mexican Commerce and Trade Secretary Herminio Blanco, where he actively participated in implementing the North American Free Trade Agreement and in negotiating key agreements for Mexico as part of the country’s trade liberalization.

o

Mexico has come to play an extremely important role in our efforts to become more globally competitive as we transition wheel production from less efficient manufacturing facilities to more cost-efficient facilities such as the new manufacturing facility in Chihuahua, Mexico we launched in the fourth quarter of 2014 on-budget and on-schedule. Today, we have a significant concentration of our operations in Mexico in that we have four manufacturing facilities in that country. In order for Superior to protect, and fully benefit from, the substantial capital investment that it has made in Mexico, it is critical that your Board continue to have the benefit of Mr. Uranga’s insights, perspectives and extensive expertise with respect to doing business in Mexico and the management of the legal, regulatory and other risks that relate to investing and operating in Mexico and his deep and longstanding relationships with current and former officials in the Mexico government and the government of the State of Chihuahua.

o

Mr. Uranga’s experience overseeing operations in Latin America for the world’s largest electronic manufacturing services company is also of significant value to your Board as it evaluates strategic growth opportunities not only in Mexico but also across Central and South America.

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IT IS CLEAR THAT, UP UNTIL VERY RECENTLY, GAMCO WAS UNDECIDED AS TO WHICH MEMBERS OF YOUR BOARD IT WOULD SEEK TO REPLACE WITH ITS NOMINEES AND WAS HAVING DIFFICULTY MAKING A DECISION

While GAMCO has publicly indicated since late last year that it was considering bringing what would be its third consecutive proxy contest against Superior seeking to replace one or more members of your Board with its own nominees, it was not until April 2, 2015 that GAMCO shared with us and our shareholders the names of the three members of your Board that it would seek to replace with its nominees. When GAMCO filed its preliminary proxy materials with the SEC on March 19, 2015, GAMCO indicated that it had not yet decided which of the current members of your Board it was seeking to replace with its nominees.

We have little doubt that GAMCO’s decision as to which members of your Board it would seek to replace with its nominees was a challenging and difficult one for GAMCO. We have a highly qualified, experienced, diverse and effective Board, and the members of your Board are actively engaged in overseeing management as it executes on its plans for making Superior a stronger, more efficient competitor and ensuring that Superior has sustained and profitable revenue growth and increasing shareholder returns. Your Board appreciates the importance of recruiting new nominees to bring new perspectives, insights, experiences and competencies to the Board and how the addition of such new talent can enhance Superior’s long-term prospects. Accordingly, enhancing the composition of your Board has been a priority of your Board, a priority where significant success has been achieved. Of the seven nominees being recommended by your Board, all have joined the Board since 2007 and more than half have joined the Board since 2013. In just the past eighteen months, four seasoned executives with relevant expertise in the automotive industry, manufacturing, aluminum fabrication, supply chain management, global markets, global operations, mergers and acquisitions and human resources have been added to your Board.

Today, the members of your Board bring with them a broad and diverse set of insights, perspectives, skills and experiences, including in the areas of manufacturing, aluminum fabrication, product management, operations management, global operations, supply chain management, strategic planning, foreign government relations, finance and accounting, human resources, mergers and acquisitions, corporate finance, capital structure, capital markets transactions, capital allocation and risk management. In addition, of the eight current members of your Board, three have experience serving as either the Chairman of the Board or lead independent director for at least one other public company and three are current or past CEOs of a public company.

On April 2, 2015, when GAMCO publicly filed its revised preliminary proxy materials with the SEC and was required to fill in the blanks in its proxy statement with the names of the three members of your Board that it would seek to replace with its nominees, GAMCO finally resolved the uncertainty as to which of your Board’s nominees it would seek to replace. In its revised preliminary proxy materials, GAMCO disclosed that it was seeking to replace three of your Board’s most highly qualified, experienced and valued directors—Paul J. Humphries, Timothy C. McQuay and Francisco S. Uranga—with candidates from the GAMCO director nominee “bullpen,” none of whom have any executive-level manufacturing, automotive industry, supply chain management or global operations experience.

Given that, as recently as April 1, 2015, GAMCO was not able to identify which current members of your Board it wanted to replace, we do not find it surprising that GAMCO has not indicated in its proxy materials any specific concerns or issues it has with the three directors it is seeking to replace. Further, GAMCO has not provided shareholders with any credible arguments as to why its nominees are more qualified than the three highly qualified, experienced and valued members of your Board that GAMCO is seeking to replace to address the challenges facing Superior, including those relating to the need for Superior to make itself a stronger, more efficient global competitor in the automotive industry.

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WE QUESTION GAMCO’S CHOICE OF NOMINEES TO REPLACE THREE HIGHLY QUALIFIED AND EXTREMELY VALUED MEMBERS OF YOUR BOARD

We question GAMCO’s choice of nominees to replace three of your Board’s most highly qualified, experienced and valued directors—Paul J. Humphries, Timothy C. McQuay and Francisco S. Uranga. We do not believe that any of GAMCO’s nominees can be said to have experience comparable to that of any of the three members of your Board that GAMCO is seeking to replace. As was the case with GAMCO’s previous two unsuccessful proxy contests against Superior, not one of GAMCO’s nominees has any executive-level manufacturing, automotive industry, supply chain management, global markets or global operations experience, and we do not believe that any of GAMCO’s nominees would bring to Superior’s Board any relevant insights, perspectives, skills or competencies not already present among the current members of the Superior Board. In addition, none of GAMCO’s nominees have any experience navigating a company the size and global reach of Superior through the complex, dynamic and highly competitive global business environment in which we operate.

Your Board is always very amenable to adding to its membership additional independent directors who would add to the depth and breadth of its insights, perspectives, competencies and skills and is receptive to considering and interviewing candidates referred to us by a shareholder but such candidates must be committed to acting in the best interests of ALL shareholders and must not be, in any way, obligated or expected to serve or advocate for the interests of any particular constituency. We find it very concerning that GAMCO refused to allow members of your Board to interview its proposed nominees.

Shareholders should further note that all three of GAMCO’s nominees have longstanding historical relationships with GAMCO and/or it Chief Executive Officer, Mario J. Gabelli, and Mr. Schenker is a former employee of Gabelli & Company, Inc. All three of GAMCO’s nominees are members of the GAMCO “director nominee bullpen” and all have been previously proposed by GAMCO as nominees to the Board of Directors of one or more other public companies. Mr. Blazek is currently serving as a GAMCO nominee to the Board of Directors of Myers Industries, Inc. and Telephone and Data Systems, Inc. and Mr. Schenker is currently serving as a GAMCO nominee to the Board of Directors of Telephone and Data Systems, Inc. Messrs. Schenker and Angiolillo currently serve together on the Board of Directors of a small micro-cap company (market capitalization of approximately $28 million), after both were proposed by GAMCO. Mr. Angiolillo also serves on the board of directors of a hospitality and entertainment company where he was elected to the board of directors in 2009 as a GAMCO nominee pursuant to a settlement agreement between that company and GAMCO that avoided a proxy contest.

GAMCO has also failed to provide any explanation as to why it is proposing Messrs. Blazek and Schenker as nominees to your Board for the second year in a row after shareholders rejected them by a significant margin at Superior’s 2014 annual meeting where, excluding the votes cast by GAMCO and its affiliates, they received less than 10% of the votes cast by shareholders. In addition, after two previous unsuccessful attempts, this is the third year in a row that GAMCO has sought to have Mr. Schenker elected to your Board.

Consider the following with respect to GAMCO’s proposed nominees:

•	GAMCO Nominee Glenn J. Angiolillo. Mr. Angiolillo has no executive-level manufacturing experience, no experience working in the automotive industry, no global operations experience and no experience overseeing or operating manufacturing businesses in highly competitive global markets. A significant portion of Mr. Angiolillo’s work experience, for close to two decades, has been as an attorney employed by a law firm. Most recently, Mr. Angiolillo has been employed by a consulting and advisory firm specializing in wealth management.

o

While GAMCO references in its proxy materials Mr. Angiolillo’s service on a number of public company boards, your Board does not believe that any of those board experiences provide Mr. Angiolillo with the insights, experiences, skills and competencies, or industry knowledge, that are

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relevant to Superior’s strategic priorities and its efforts to transform itself into a stronger, more efficient global competitor.

¡	None of Mr. Angiolillo’s public company board experience has been in the automotive industry. Mr. Angiolillo’s longest tenure on a public company’s board of directors was at a micro-cap company that was traded over the counter with a market capitalization of less than $10 million and had no analyst coverage. During at least a portion of the time that Mr. Angiolillo served on that board, he also served as the company’s outside counsel. During Mr. Angiolillo’s tenure on that board, that company publicly announced that it was deregistering its shares, for among other reasons, to avoid having to comply with the Sarbanes-Oxley Act. Mr. Angiolillo’s second longest tenure on a board of directors has been at a privately-held, founding family-run escorted travel company where he has served on the board of directors since 2002.

•	GAMCO Nominee Philip T. Blazek. Mr. Blazek has no executive-level manufacturing experience, no experience working in the automotive industry, no global operations experience and no experience overseeing or operating manufacturing businesses in highly competitive global markets. In fact, Mr. Blazek’s executive-level experience appears to be limited to serving as the “principal executive officer” of an over-the-counter-traded “public shell” that has no operating business and two employees, including Mr. Blazek.

o	Mr. Blazek has never served on the board of directors of a public company. Accordingly, Mr. Blazek has no experience overseeing a public company’s management team or fulfilling the important fiduciary duties owed to shareholders by public company directors.

•	GAMCO Nominee Walter M. Schenker. Mr. Schenker has no experience working in the automotive supply industry, no executive-level manufacturing experience, no global operations experience and no experience overseeing or operating manufacturing businesses in highly competitive global markets. Mr. Schenker has spent most of his career in investment management.

o

Mr. Schenker has very limited public company board experience, having never served on a public company board of directors until December 2013. Mr. Schenker’s public company board experience is limited to one small micro-cap company with a market capitalization of less than $30 million where he, together with Mr. Angiolillo, was proposed by GAMCO.

o

Given Mr. Schenker’s past issues with the SEC, we question his suitability to serve on your Board. In 2007, Mr. Schenker, agreed to a settlement of an SEC enforcement action where he was one of the named defendants in the SEC’s lawsuit. The enforcement action was brought in connection with the SEC’s charge that the defendants violated Section 5 of the Securities Act of 1933 in connection with 26 unregistered securities offerings, which are commonly referred to as “PIPEs” (Private Investment in Public Entity). Pursuant to the settlement, Mr. Schenker and the other defendants consented to the entry of a final judgment permanently enjoining them from future violations of Section 5 of the Securities Act of 1933. Mr. Schenker agreed to pay a civil penalty, and the hedge fund he managed agreed to pay over $1 million in disgorgement and prejudgment interest. The settlement with the SEC was reached without Mr. Schenker having to admit or deny the allegations of the SEC’s lawsuit.

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SUPPORT YOUR BOARD’S HIGHLY QUALIFIED NOMINEES
BY VOTING THE WHITE PROXY CARD TODAY

Your vote is important, no matter how many shares you own. Whether or not you plan to attend the Annual Meeting, we urge you to sign and return the enclosed WHITE proxy card in the postage-paid envelope provided and vote FOR ALL your Board’s highly qualified and very experienced nominees—Margaret S. Dano, Jack A. Hockema, Paul J. Humphries, James S. McElya, Timothy C. McQuay, Donald J. Stebbins and Francisco S. Uranga. You may also vote by phone or Internet by following the instructions on the enclosed WHITE proxy card. Your Board encourages you to vote each WHITE proxy card you receive. If you have any questions or need assistance in voting your WHITE proxy card, we encourage you to call our proxy solicitor, MacKenzie Partners, Inc., at (800) 322-2885 (Toll Free).

We also urge you to discard any blue proxy card or voting instruction card you may receive from GAMCO. Even a WITHHOLD vote with respect to GAMCO’s nominees on its blue proxy card will cancel any proxy previously given to Superior. If you previously signed a blue proxy card sent to you by GAMCO, you can revoke that proxy card and vote for your Board’s recommended nominees by voting a new WHITE proxy card. Only your latest-dated proxy card will count.

On behalf of your Board of Directors, we thank you for your continued support. We look forward to communicating further with you in the coming weeks.

Sincerely,

Margaret S. Dano Chairman of the Board of Directors	Donald J. Stebbins President, Chief Executive Officer and Director

Forward-Looking Statements

We caution readers that this letter contains statements that are forward-looking statements (statements which are not historical facts) within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are indicated by words or phrases such as “may,” “could,” “designed to,” “outlook,” “believes,” “should,” “anticipates,” “potential,” “possibly,” “plans,” “expects,” “intends,” “estimates,” “forecasts” or the negative thereof or other variations thereon and similar words or phrases or comparable terminology. Such forward-looking statements include, but are not limited to, statements regarding the anticipated proxy contest by GAMCO Asset Management Inc. and the other participants in its solicitation, our initiatives to make Superior a stronger and more efficient competitor in the global marketplace for automotive parts and supplies, our actions to enhance our long-term prospects and enhance value for our shareholders, our ability to return Superior to sustained and profitable revenue growth and increasing shareholder returns, our ability to ramp up production at our new manufacturing facility in Mexico to full capacity by the end of 2015, our ability to expand capacity at our new manufacturing facility in Mexico and the timetable for such capacity expansion, the cost of operating a new manufacturing facility in Mexico, our ability to use our new manufacturing facility in Mexico to enhance our competitive position by lowering our average cost of production, our ability to shift production away from our older less efficient manufacturing facilities, our ability to make strategic capital investments, our ability to continue to strengthen the functional and operational expertise of our management team, our ability to build on our culture of innovation and technology, and our ability to make, and the amount and timing of, future stock repurchases and dividends. Such statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from those expressed or implied by such forward-looking statements. Those risks and uncertainties include, but are not limited to, risks related to the actions of GAMCO and other activist shareholders, including the amount of related costs incurred by Superior and the disruption caused to Superior’s business activities by these actions, general automotive industry and market conditions and growth rates, foreign competition as well as general domestic and international economic conditions, including turmoil in the financial and credit markets, possible disruption in commercial activities due to terrorist activity and armed conflict, changes in the costs of raw materials and labor, a significant decrease in business from or loss of any of our major customers or programs and the loss of key managerial talent. Other risks and uncertainties that may cause actual events to differ materially from the statements we have made herein are identified and described in more detail in Superior’s filings with the SEC, including, without limitation, its Annual Report on Form 10-K for the year ended December 28, 2014, its Quarterly Reports on Form 10-Q, its Current Reports on Form 8-K and its other filings in connection with the 2015 Annual Meeting of Shareholders. Investors are cautioned not to place undue reliance on any forward-looking statements in this letter, which are made as of the date hereof. Notwithstanding changes that may occur with respect to matters relating to any forward looking statements, Superior does not expect to, and disclaims any obligation to, publicly update, amend or clarify any forward-looking statements whether as a result of new information, future events or otherwise, except as otherwise may be required by the federal securities laws. Superior, however, reserves the right to update such statements or any portion thereof at any time for any reason.

Important Additional Information And Where To Find It

Superior Industries International, Inc., its directors and certain of its executive officers are deemed to be participants in the solicitation of proxies from Superior’s shareholders in connection with the matters to be considered at Superior’s 2015 Annual Meeting. On March 27, 2015, Superior filed a revised definitive proxy statement (as it may be amended from time to time, the “Proxy Statement”) and definitive form of WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with such solicitation of proxies from Superior’s shareholders. INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT, THE ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED BY SUPERIOR WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Additional information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the Proxy Statement, including the schedules and appendices thereto. Shareholders can obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by Superior with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of our corporate website at www.supind.com, by writing to Superior’s Corporate Secretary at 24800 Denso Drive, Suite 225, Southfield, Michigan 48033, by calling Superior at (818) 781-4973, or by contacting Superior’s proxy solicitor, MacKenzie Partners, Inc., toll free at 1-800-322-2885.

IMPORTANT!
PLEASE VOTE THE WHITE PROXY CARD TODAY!
WE URGE YOU NOT TO SIGN ANY BLUE PROXY CARD
SENT TO YOU BY GAMCO

Remember, you can vote your shares by telephone or via the Internet.
Please follow the easy instructions on the enclosed WHITE proxy card.

If you have any questions or need assistance in voting
your shares, please contact our proxy solicitor:

105 Madison Avenue
New York, NY 10016
(212) 929-5500 (Call Collect)
or
Call Toll-Free (800) 322-2885
Email: proxy@mackenziepartners.com

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